As filed with the Securities and Exchange Commission on June 5, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                            APROPOS TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Illinois                                               36-3644751
       (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                     Identification No.)

                           One Tower Lane, 28th Floor
                        Oakbrook Terrace, Illinois 60181
                    (Address of Principal Executive Offices)

                           2000 Omnibus Incentive Plan
                            (Full Title of the Plan)
                                 Kevin G. Kerns
                      Chief Executive Officer and President
                           One Tower Lane, 28th Floor
                        Oakbrook Terrace, Illinois 60181
                     (Name and Address of Agent For Service)

                                 (630) 472-9600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be       Offering Price Per      Aggregate Offering         Amount of
        Registered            Registered(1)            Share(2)                Price             Registration Fee

Common Shares (par              2,400,000               $2.54                 $6,096,000               $1,524
value $.01 per share)


1 Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares which may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the Common Shares as reported on the Nasdaq National Market System on June 1, 2001.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  On May 8, 2001, the shareholders of Apropos Technology, Inc. (the "Company") approved a proposal to increase the number of common shares reserved for issuance under the Company's 2000 Omnibus Incentive Plan by 2,400,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by the "Company (File No. 333-33974) on April 4, 2000, with the Securities and Exchange Commission (the Commission") is incorporated by reference.

                  The following documents are also incorporated by reference into this registration statement:

                  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

                  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 5th day of June, 2001.

                                        APROPOS TECHNOLOGY, INC.


                                        By /s/ Kevin G. Kerns
                                           -------------------------------------
                                           Kevin G. Kerns
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Apropos Technology, Inc., hereby severally constitute Kevin G. Kerns and Francis J. Leonard, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Apropos Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of June, 2001.

         Signature                                        Title

         /s/ Kevin G. Kerns                      Director, Chief Executive
         -------------------------------         Officer and President
         Kevin G. Kerns                          (Principal Executive Officer)

         /s/ Francis J. Leonard                  Chief Financial Officer
         -------------------------------         (Principal Financial and
         Francis J. Leonard                      Accounting Officer)

         /s/ Patrick K. Brady                    Director
         -------------------------------
         Patrick K. Brady

         /s/ Keith L. Crandell                   Director
         -------------------------------
         Keith L. Crandell

         /s/ Jaime W. Ellertson                  Director
         -------------------------------
         Jaime W. Ellertson

         /s/ George B. Koch                      Director
         -------------------------------
         George B. Koch

         /s/ Roger R. Nelson                     Director
         -------------------------------
         Roger R. Nelson

                                  EXHIBIT INDEX

Exhibit Number                          Description
--------------                          -----------

       5                  Opinion of McDermott, Will & Emery (including consent)

     23.1                 Consent of Ernst & Young LLP